UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GLOBALSTAR, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-2116508
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 Holiday Square Blvd. Covington, Louisiana	70433
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Voting Common Stock, par value $0.0001 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This registration statement on Form 8-A is being filed to change the registration of the voting common stock, par value $0.0001 per share (the “Common Stock”), of Globalstar, Inc., a Delaware corporation (the “Registrant”), from Section 12(g) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(b) under the Exchange Act in connection with the listing of the common stock on the NYSE MKT. The Common Stock is currently registered under Section 12(g) of the Exchange Act and is quoted on the OTC Market under the symbol “GSAT”. The Registrant anticipates that the quotation of the Common Stock on the OTC Market will be terminated following the closing of trading on April 18, 2014, and that the listing of the Common Stock on the NYSE MKT will begin at the opening of trading on April 21, 2014 under the symbol “GSAT.”

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the description of its Common Stock to be registered hereunder, contained under Action 1 in the Definitive Information Statement filed on Schedule 14C, as originally filed with the Securities and Exchange Commission on June 14, 2013 and under "Description of Capital Stock—Common Stock" in the registrant's Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (File No. 333-135809) is incorporated herein by reference .

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated herein by reference because no other securities of the Registrant are registered on the NYSE MKT and the securities registered hereunder are not being registered pursuant to Section 12(g) of the Exchange Act..

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBALSTAR, INC.

Date: April 9, 2014	By:	/s/ James Monroe III
	Name:	James Monroe III
	Title:	Chairman and Chief Executive Officer